Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Jeff Bergau jeff.bergau@arcadiabio.com +1-312-217-0419

ARCADIA BIOSCIENCES ANNOUNCES THIRD-QUARTER 2016

FINANCIAL RESULTS AND BUSINESS HIGHLIGHTS

DAVIS, Calif. (November 10, 2016) – Arcadia Biosciences, Inc. (Nasdaq: RKDA), an agricultural technology company that creates value for farmers while benefitting the environment and enhancing human health, today released its financial and business results for the third quarter of 2016.

The company’s loss from operations was $3.9 million in the third quarter of 2016 compared to $4.2 million in the third quarter of 2015. Net loss attributable to common stockholders in the third quarter of 2016 was $4.2 million, compared to $4.6 million in the comparable period in 2015.

Cash on hand and liquid investments at the end of the third quarter totaled $57.4 million.

“I’m pleased to report that Arcadia advanced several pipeline traits this quarter with the completion of current season field trials in corn hybrids and wheat, as well as USDA and FDA regulatory submissions for HB4 stress tolerant soybeans,” said Raj Ketkar, President and CEO. “In addition, we made substantial progress in our comprehensive pipeline review, which will result in a realignment of our priorities, a refined focus on near-term revenue and continued optimization in our cost structure.”

Business and Technology Highlights

Arcadia made the following business and technical achievements in the third quarter of 2016:

•

HB4 stress tolerant soybean regulatory progress. Through its Verdeca joint venture with Bioceres, Arcadia submitted regulatory dossiers to the USDA and FDA and initiated regulatory studies to support planned submissions in China and Europe.

•

Arcadia expands production of Resistant Starch wheat. Arcadia advanced product and agronomic testing of its Resistant Starch wheat materials. This non-GM product is expected to play an important role in the development of high fiber, low glycemic index foods to combat global health issues of diabetes and obesity, and the product is currently being evaluated by multiple ingredient and consumer packaged goods companies.

•

Corn yield and stress trait development with Dow AgroSciences. The third season of field trials in corn was completed, with multiple candidates showing promise. Data analysis is underway to identify the most promising elite lines to advance into additional field testing.

•

SONOVA GLA use in pet food. Arcadia is actively engaged with the FDA on its regulatory submission for GLA safflower oil use in pet food, which, upon approval, is expected to open a new market for its highly concentrated SONOVA GLA product.

•

Arcadia names new CFO. Matthew Plavan joined the company as chief financial officer on September 12, 2016. Plavan brings nearly 30 years of financial and executive leadership experience to Arcadia in the areas of business operations, fiscal management and strategy, commercial partnering, M&A and integration activities, and public and private equity fundraising. Most recently, Plavan served in multiple executive capacities, including CFO, COO and CEO with Cesca Therapeutics, Inc. (Nasdaq: KOOL), a company engaged in research, development and commercialization of autologous cell-based therapeutics.

Since the close of the third quarter, Arcadia has announced the following:

•

Verdeca submits regulatory dossier for HB4 soybeans in China. Through its Verdeca joint venture with Bioceres, Arcadia submitted a regulatory dossier in China for import approval of HB4 stress tolerant soybeans. The trait has received regulatory approval in Argentina, with additional approvals pending in Uruguay and the U.S.

•

Kevin Comcowich joins board of directors. Experienced business and financial executive Kevin Comcowich joined Arcadia’s board of directors on October 30, 2016. Comcowich most recently served as the CEO and portfolio manager of HTX Energy Fund in Houston, Texas and has extensive experience in investment management and global capital market strategies. He will serve as an independent director and member of the audit committee.

•

Chief scientific officer plans to retire. Vic Knauf, Arcadia’s chief scientific officer, has announced his plans to retire at the end of this year. He will continue to serve on the company’s board of directors and will assist in an informal advisory capacity after his retirement to ensure a seamless transition of his management duties.

•

Arcadia Biosciences, Inc.

Financial Snapshot

(Unaudited)

($ in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Favorable/	2016	2015	% Favorable/
			(Unfavorable)			(Unfavorable)
Total Revenues	1,075	1,823	(41)%	2,648	4,068	(35)%
Total Operating Expenses	5,002	6,058	(17)%	15,797	15,561	(2)%
Loss From Operations	(3,927)	(4,235)	7%	(13,149)	(11,493)	(14)%
Net Loss	(4,175)	(4,619)	10%	(13,916)	(14,099)	1%
Net Loss Attributable to Common Stockholders	(4,175)	(4,619)	10%	(13,916)	(16,870)	18%

Revenues

In the third quarter of 2016, revenues were $1.1 million, compared to revenues of $1.8 million in the third quarter of 2015. The quarter-over-quarter results were impacted by the conclusion of certain contract research and government grant projects in 2015. For the first nine months of 2016, overall revenues decreased to $2.6 million from $4.1 million, also as a result of completed contracts and grants in 2015, as well as accelerated revenue recognition associated with the discontinuation of certain license agreements.

Operating Expenses

In the third quarter of 2016, operating expenses were $5.0 million, as compared to $6.1 million in the third quarter of 2015. For the first nine months of 2016, operating expenses were $15.8 million, compared to $15.6 million during the same period in 2015. Research and development (R&D) spending decreased by $424,000 in the first nine months of 2016, as a result of reduced subcontract work pertaining to contract research and government grant agreements. General and administrative (SG&A) expenses increased by $641,000 during the same period, primarily as a result of severance costs incurred earlier in the year.

Net Loss

Net loss for the third quarter of 2016 was $4.2 million, compared to $4.6 million for the third quarter of 2015. Net loss for the first nine months of 2016 was $13.9 million, compared to $14.1 million for the first nine months of 2015. The net loss in the first nine months of 2015 included the effect of higher interest expense, and also was impacted by non-cash adjustments to the value of financing-related derivatives. Additionally, the 2015 net loss included the effect of a higher income tax provision.

Net Loss Attributable to Common Stockholders

Net loss attributable to common stockholders for the third quarter of 2016 was $4.2 million, comparable to $4.6 million in 2015. Net loss attributable to common stockholders for the first nine months of 2016 was $13.9 million, compared to $16.9 million for the same period in 2015. The net loss attributable to stockholders for the first nine months of 2015 included adjustments associated with preferred share financing redemption rights and deemed dividends to a warrant holder.

Per share net loss attributable to common stockholders for the third quarter of 2016 was 9 cents, compared to 11 cents for the third quarter of 2015, and 31 cents for the first nine months of 2016, compared to 72 cents for the first nine months of 2015. The number of shares outstanding used to calculate the per-share losses attributable to common stockholders for each period is weighted and reflects the company’s change from a private to a public company in May 2015.

Conference Call and Webcast

The company has scheduled a conference call for 4:30 p.m. Eastern (1:30 p.m. Pacific) to discuss third-quarter and year-to-date results and key strategic achievements.

Interested participants can join the conference call using the following numbers:

U.S. Toll-Free Dial-In:	+1-844-243-4690
International Dial-In:	+1-225-283-0138
Passcode:	4680955

A live webcast of the conference call will be available on the “Investors” section of the Arcadia’s website at www.arcadiabio.com. Following completion of the call, a recorded replay will be available on the company’s investor website.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about the company and its products, including statements relating to components of the company’s long-term financial success and ongoing plans; the company’s traits, commercial products, and collaborations; and the company’s ability to manage the regulatory processes for its traits and commercial products. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the company’s and its partners’ ability to develop commercial products incorporating its traits and to complete the regulatory review process for such products; the company’s compliance with laws and regulations that impact the company’s business, and changes to such laws and regulations; and the company’s future capital requirements and ability to satisfy its capital needs.  Further information regarding these and other factors that could affect the company’s financial results is included in filings the company makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and additional information that will be set forth in its Form 10-Q for the quarter ended September 30, 2016. These documents are or will be available on the SEC Filings section of the Investor Relations pages of the company’s website at www.arcadiabio.com. All information provided in this release and in the attachments is as of the date hereof, and Arcadia Biosciences, Inc. undertakes no duty to update this information.

About Arcadia Biosciences, Inc.

Based in Davis, Calif., with additional facilities in Seattle, Wash. and Phoenix, Ariz., Arcadia Biosciences (Nasdaq: RKDA) develops agricultural products that create added value for farmers while benefitting the environment and enhancing human health. Arcadia’s agronomic performance traits, including Nitrogen Use Efficiency, Water Use Efficiency, Salinity Tolerance, Heat Tolerance and Herbicide Tolerance, are all aimed at making agricultural production more economically efficient and environmentally sound. Arcadia’s nutrition traits and products are aimed at creating healthier ingredients and whole foods with lower production costs. The company was previously listed in the Global Cleantech 100 and has been named one of MIT Technology Review’s 50 Smartest Companies. For more information, visit www.arcadiabio.com.

Arcadia Biosciences, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	September 30, 2016	December 31, 2015

Assets
Current assets:
Cash and cash equivalents	$10,473	$23,973
Short-term investments	43,413	26,270
Accounts receivable	97	706
Unbilled revenue	144	82
Inventories — current	360	294
Prepaid expenses and other current assets	1,188	692
Total current assets	55,675	52,017
Property and equipment, net	580	585
Inventories — noncurrent	1,832	1,867
Long-term investments	3,479	19,748
Other noncurrent assets	20	25
Total assets	$61,586	$74,242
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$2,610	$2,423
Amounts due to related parties	19	19
Unearned revenue — current	1,196	1,008
Total current liabilities	3,825	3,450
Notes payable	25,077	24,930
Unearned revenue — noncurrent	2,173	2,637
Other noncurrent liabilities	3,000	3,000
Total liabilities	34,075	34,017
Stockholders’ equity:
Common stock, $0.001 par value—400,000,000 shares authorized as of September 30, 2016 and December 31, 2015; 44,479,267 and 44,184,195 shares issued and outstanding as of September 30, 2016 and December 31, 2015	44	44
Additional paid-in capital	173,316	172,222
Accumulated deficit	(145,842)	(131,926)
Accumulated other comprehensive loss	(7)	(115)
Total stockholders’ equity	27,511	40,225
Total liabilities and stockholders’ equity	$61,586	$74,242

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Product	$102	$123	$422	$383
License	218	214	510	773
Contract research and government grants	755	1,486	1,716	2,912
Total revenues	1,075	1,823	2,648	4,068
Operating expenses:
Cost of product revenues	60	61	242	223
Research and development	2,255	3,179	6,673	7,097
Selling, general and administrative	2,687	2,818	8,882	8,241
Total operating expenses	5,002	6,058	15,797	15,561
Loss from operations	(3,927)	(4,235)	(13,149)	(11,493)
Interest expense	(331)	(766)	(985)	(2,008)
Other income (expense), net	90	285	242	(376)
Net loss before income taxes	(4,168)	(4,716)	(13,892)	(13,877)
Income tax benefit (provision)	(7)	97	(24)	(222)
Net loss	(4,175)	(4,619)	(13,916)	(14,099)
Accretion of redeemable convertible preferred stock to redemption value	—	—	—	(2,574)
Deemed dividends to warrant holder	—	—	—	(197)
Net loss attributable to common stockholders	$(4,175)	$(4,619)	$(13,916)	$(16,870)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.09)	$(0.11)	$(0.31)	$(0.72)
Weighted-average number of shares used in per share calculations:
Basic and diluted	44,370,061	43,647,180	44,336,324	23,318,262
Other comprehensive income (loss), net of tax
Unrealized gains (losses) on available-for-sale securities	(1)	—	108	—
Other comprehensive income (loss)	(1)	—	108	—
Comprehensive loss attributable to common stockholders	$(4,176)	$(4,619)	$(13,808)	$(16,870)

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,916)	$(14,099)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	227	210
Net amortization of investment premium	115	—
Stock-based compensation	661	1,205
Change in fair value of derivative liabilities related to convertible promissory notes	—	845
Gain on expiration of warrant and derivative liability related to notes payable upon IPO	—	(437)
Accretion of debt discount	148	589
Changes in operating assets and liabilities:
Accounts receivable	609	357
Unbilled revenue	(62)	(51)
Inventories	(32)	(157)
Prepaid expenses and other current assets	(492)	(375)
Other noncurrent assets	4	(43)
Accounts payable and accrued expenses	237	1,676
Amounts due to related parties	—	(41)
Unearned revenue	(277)	(842)
Net cash used in operating activities	(12,778)	(11,163)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(222)	(80)
Purchases of investments	(21,129)	(11,290)
Proceeds from sales and maturities of investments	20,247	—
Net cash used in investing activities	(1,104)	(11,370)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon IPO	—	68,226
Payments of IPO issuance costs	—	(8,054)
Proceeds from issuance of notes payable	—	20,000
Payments of debt issuance costs	(46)	(290)
Proceeds from exercise of stock options and ESPP purchases	428	168
Payments on notes payable to related party	—	(8,000)
Payments on notes payable and convertible promissory notes	—	(3,122)
Net cash provided by financing activities	382	68,928
Net increase (decrease) in cash and cash equivalents	(13,500)	46,395
Cash and cash equivalents — beginning of period	23,973	16,571
Cash and cash equivalents — end of period	$10,473	$62,966
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$755	$1,411
Cash paid for income taxes	$2	$149
NONCASH INVESTING AND FINANCING ACTIVITIES:
Accretion of redeemable convertible preferred stock	$—	$2,574
Deferred offering costs included in accounts payable and accrued expenses	$—	$155
Purchases of property and equipment included in accounts payable and accrued expenses	$—	$1
Reclassification of deferred IPO costs to equity	$—	$5,026
Deemed dividend to common stock warrant holder	$—	$197
Issuance of warrants and derivatives in connection with notes payable issuance	$—	$437
Stock option exercise cost included in accounts receivable	$6	$19
Conversion of preferred stock to common stock upon IPO	$—	$85,455

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